United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[    ] Preliminary Proxy Statement

[    ] Confidential, for Use of the Commissions Only (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[    ] Definitive Additional Materials

[    ] Soliciting Material Pursuant to Section 240.14a-ll(c) or Section 240.14a-12

                     CPAC, Inc
(Name of Registrant as Specified In Its Charter)

Thomas J. Weldgen, Chief Financial Officer
(Name of Person(s) Filing Proxy Statement)

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[ X ] No fee required.

[    ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

1) Title of each class of securities to which transaction applies

2) Aggregate number of securities to which transaction applies

3) Per unit price or other underlying value of transaction computed pursuant to Exchange

Act Rule 0-11:|

4) Proposed maximum aggregate value of transaction:

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[    ] Fee paid previously with Preliminary Materials

[    ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-ll(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:

CPAC, Inc.

2364 Leicester Road

Leicester, New York 14481

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST 9, 2001

On Thursday, August 9, 2001, CPAC, Inc. will hold its annual meeting of shareholders at the Genesee River Hotel-Restaurant and Reception Center, 134 North Main Street (Route 36), Mount Morris, New York 14510. The meeting will begin at 11:00 A.M. local time.

Only shareholders of record at the close of business on June 22, 2001 can vote at this meeting or any adjournment that may take place. At the meeting, we will:

-	elect directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;

-	ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as independent auditors of the company for its fiscal year ending March 31, 2002;

-	transact any other business properly brought before the meeting or any adjournment that may take place.

You can find more information about each of these items, including the nominees for directors, in the attached Proxy Statement.

Our Board of Directors recommends that you vote in favor of each of the two proposals outlined in the Proxy Statement.

We cordially invite all shareholders to attend the annual meeting in person. However, whether or not you expect to attend the annual meeting in person, please mark, date, sign and return the enclosed Proxy Card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the annual meeting. If you send in your Proxy Card and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

Following the business portion of the meeting, we will also report on our business results and other matters of interest to shareholders.

By order of the Board of Directors

/s/ Robert Oppenheimer____________
DATED: July 6, 2001	Robert Oppenheimer, Secretary

<PAGE 1>

CPAC, Inc.

2364 Leicester Road

Leicester, New York 14481

PROXY STATEMENT

Date of Proxy Statement: June 22, 2001

Date of Mailing: July 6, 2001

Annual Meeting of Shareholders: August 9, 2001

Our Board of Directors is soliciting proxies for the 2001 annual meeting of shareholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board set June 22, 2001 as the record date for the annual meeting. Shareholders of record who owned our common stock on that date are entitled to vote at and attend the annual meeting, with each share entitled to one vote. 5,283,094 shares of our $.01 par value common stock were outstanding on the record date.

Voting materials, which include this Proxy Statement, a Proxy Card and the 2001 Annual Report, will be mailed to shareholders on or about July 6, 2001.

We have summarized below important information with respect to the annual meeting.

Time and Place of the Annual Meeting

The annual meeting is being held on Thursday, August 9, 2001 at 11:00 A.M. local time at the Genesee River Hotel-Restaurant and Reception Center, 134 North Main Street (Route 36), Mount Morris, New York 14510. All shareholders who own shares of our $.01 par value common stock as of June 22, 2001, the record date, may attend and vote at the annual meeting.

Purpose of the Proxy Statement and Proxy Card

You are receiving a Proxy Statement and Proxy Card from us because you own shares of our common stock on June 22, 2001, the record date. This Proxy Statement describes issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you sign the Proxy Card, you appoint each of Thomas N. Hendrickson and Robert Oppenheimer as your representatives at the meeting. Thomas N. Hendrickson and Robert Oppenheimer will vote your shares as you have instructed them on the Proxy Card at the meeting. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your Proxy Card in advance of the meeting just in case your plans change.

<PAGE 2>

Proposals to be Voted on at This Year's Annual Meeting

You are being asked to vote on:

-	the election of directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;
-	the ratification of the appointment by the Board of Directors of PricewaterhouseCoopers LLP as independent auditors of the company for its fiscal year ending March 31, 2002.

The Board of Directors recommends a vote FOR each proposal.

Voting Procedure

You may vote by mail.

To vote by mail, please sign your Proxy Card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the Proxy Card, your shares will be voted as you instruct.

You may vote in person at the annual meeting.

We will pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a Proxy Card from your stockbroker in order to vote at the meeting. Holding shares in "street name" means your shares of stock are held in an account by your stockbroker, bank or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in "street name" and you wish to attend the annual meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the annual meeting.

You may change your mind after you have returned your Proxy Card.

If you change your mind after you return your Proxy Card, you may revoke your proxy at any time before the polls close at the annual meeting. You may do this by:

-	signing another Proxy Card with a later date; or
-	voting in person at the annual meeting; or
-	giving notice of revocation to us by writing CPAC, Inc., P.O. Box 175, Leicester, New York 14481, Attention: Thomas J. Weldgen, Vice President, Finance.

<PAGE 3>

Multiple Proxy Cards

If you receive more than one Proxy Card, it means that you hold shares in more than one account. Please sign and return all Proxy Cards to ensure that all your shares are voted.

Quorum Requirement

Shares are counted as present at the annual meeting if the shareholder either:

-	is present and votes in person at the meeting, or
-	has properly submitted a Proxy Card.

33 1/3% of our outstanding shares as of the record date must be present at the annual meeting (either in person or by proxy) in order to hold the annual meeting and conduct business. This is called a "quorum".

Consequences of Not Returning Your Proxy Card; Broker Non-Votes

If your shares are held in your name, you must either return your Proxy Card or attend the annual meeting in person in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy yourself, your brokerage firm may either:

-	vote your shares on routine matters, or
-	leave your shares unvoted.

Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, brokers may vote such shares on behalf of their clients with respect to "routine" matters (such as the election of directors or the ratification of auditors), but not with respect to non-routine matters (such as a proposal submitted by a shareholder). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a Proxy Card for uninstructed shares that vote FOR routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a "broker non-vote".

Broker non-votes will be counted for the purpose determining the presence or absence of a quorum but will not be counted for the purpose of determining the number of votes cast.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the meeting.

Effect of Abstentions

Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matters submitted to the shareholders for a vote.

<PAGE 4>

Required Vote

Assuming a quorum is present at the annual meeting, the election of each nominee to be a director of the company will require a plurality of shares present in person or represented by proxy and the ratification of the independent auditors will require the affirmative vote of a majority of shares present in person or represented by proxy.

Vote Solicitation

The Board of Directors of CPAC, Inc. is soliciting your proxy to vote your shares at the annual meeting. In addition to this solicitation by mail, our directors, officers and any other employees of the company may contact you by telephone, internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy material. We have not retained the services of a proxy solicitor.

Voting Procedures

Votes cast by proxy or in person at the annual meeting will be tabulated by Board appointed inspectors of election. The inspectors of election will also determine whether there is a quorum at the annual meeting.

The shares represented by Proxy Cards received, properly marked, dated, signed and not revoked, will be voted at the annual meeting. If the Proxy Card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

With respect to the election of directors, ANY VALID PROXY RECEIVED WHICH IS EXECUTED BY THE SHAREHOLDER IN SUCH MANNER AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ALL NOMINEES OR ANY INDIVIDUAL NOMINEE SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE FOR ALL NOMINEES.

Where specified choices ( including abstentions) with respect to any given proposal are not indicated, THE SHARES REPRESENTED BY ALL VALID PROXIES RECEIVED WILL BE VOTED FOR APPROVAL OF THAT PROPOSAL.

We believe that the procedures to be used by the inspectors of election to count the votes are consistent with New York law and our Bylaws concerning the determination of a quorum and the voting of shares.

<PAGE 5>

Publication of Voting Results

We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2002, which we will file with the Securities and Exchange Commission. You can get a copy by writing CPAC, Inc., P.O. Box 175, Leicester, New York 14481, Attention: Thomas J. Weldgen, Vice President, Finance or the Securities and Exchange Commission at (800) 732-0330 for the location of the nearest public reference room, or through the Edgar System at www.sec.gov.

Other Business

We do not know of any business to be considered at the 2001 annual meeting other than the proposals described in this Proxy Statement. However, if any other business is properly presented at the annual meeting, your signed Proxy Card gives authority to Thomas N. Hendrickson and Robert Oppenheimer to vote on such matters at their discretion.

Proposals for 2002 Annual Meeting

Shareholders may present matters for consideration at our next annual meeting either by having the matter included in the company's own Proxy Statement and listed on its Proxy Card or by conducting his or her own proxy solicitation.

To have your proposal included in our Proxy Statement and listed on our Proxy Card for the 2002 annual meeting, you must submit your proposal to the company before February 22, 2002 in writing to CPAC, Inc., P.O. Box 175, Leicester, New York 14481, Attention: Thomas J. Weldgen, Vice President, Finance. You may submit a proposal only if you have continuously owned at least $2,000 worth or 1% in market value of the company's common stock for at least 1 year before you submit your proposal to the company, and you must continue to hold this level of security ownership in our company through the annual meeting of shareholders to be held in 2002.

If you decide to conduct you own proxy solicitation, you must provide the company with written notice of your intent to present your proposal at the 2002 annual meeting, and the written notice must be received by the company before May 24, 2002. If you submit a proposal for the 2002 annual meeting after May 24, 2002, management may or may not in its sole discretion, present the proposal at the annual meeting, and the proxies for the 2002 annual meeting will confer discretion on management proxy holders to vote against your proposal.

Annual Report on Form 10-K

A copy of the annual report filed with Securities and Exchange Commission on Form 10-K may be obtained by writing to CPAC, Inc., P.O. Box 175, Leicester, New York 14481, Attention: Thomas J. Weldgen, Vice President, Finance.

<PAGE 6>

PROPOSAL 1

ELECTION OF DIRECTORS

Under our Bylaws, our Board of Directors is elected annually to serve until the next annual meeting of shareholders and until the directors' successors are duly elected and shall qualify. Unless authority to vote for the election of directors is withheld or the Proxy Card is marked to the contrary, proxies received will be voted FOR the election of the five nominees named below. Messrs. Hendrickson, Weldgen, Oppenheimer, James, Jr. and Dr. Zimmerman are currently directors of the company, with Messrs. Hendrickson, Weldgen, Oppenheimer; James, Jr. and Dr. Zimmerman having been elected at the annual meeting of shareholders in 2000. While management has no reason to believe that any nominee will not be available as a candidate, should such a situation arise, the proxy may be voted for the election of other persons as directors.

The names of the nominees, their ages as of June 22, 2001, and certain other information about them are set forth below.

	Principal		Served As
Nominee	Occupation	Age	Director Since

Thomas N. Hendrickson	President and Chief	59	1969
(1)	Executive Officer,
	CPAC, Inc.

Thomas J. Weldgen	Vice President, Finance,	49	1998
(2)	Chief Financial Officer
	CPAC, Inc.

Robert Oppenheimer	Attorney & Partner	72	1969
(3)	Chamberlain D'Amanda
	Oppenheimer & Greenfield

Seldon T. James, Jr.	Financial Consultant to	74	1972
(4)	Corporations

Jerold L. Zimmerman	Ronald L. Bittner Professor of	54	2000
(5)	Business Administration
	William E. Simon Graduate School of Business Administration
	University of Rochester

<PAGE 7>

(1)

Mr. Hendrickson is Chairman of the Board and Treasurer of the company. He is also Chairman of the Board and Chief Executive Officer of Profit Recovery Systems, Inc., Trebla Chemical Company, Allied Diagnostic Imaging Resources, Inc., CPAC Europe N.V. and The Fuller Brush Company, Inc. He is Chairman of the Board, President and Managing Director of CPAC Italia S.r.1. and CPAC Asia Limited. He is President and Managing Director of CPAC Africa (Pty) LTD.

(2)

Mr. Weldgen joined the company as Chief Financial Officer on March 2, 1992 and was appointed Vice President, Finance on April 5, 1998. Mr. Weldgen is a director of CPAC Europe N.V., CPAC Italia S.r.l., CPAC Africa (Pty) LTD and CPAC Asia Limited. Prior to joining CPAC, Inc., Mr. Weldgen was a partner in the accounting firm Coopers & Lybrand, now PricewaterhouseCoopers LLP.

(3)

Mr. Oppenheimer is Secretary to the company and is a partner in the law firm of Chamberlain D'Amanda Oppenheimer & Greenfield, which firm serves as general counsel to the company. Mr. Oppenheimer is also a director and Secretary of Trebla Chemical Company and The Fuller Brush Company, Inc. He is Secretary of Profit Recovery Systems, Inc., Allied Diagnostic Imaging Resources, Inc., CPAC Europe N.V., CPAC Italia S.r.l., CPAC Africa (Pty) LTD and CPAC Asia Limited. Mr. Oppenheimer receives no compensation as director or as Secretary of the company or its subsidiaries. For the fiscal year ended March 31, 2001, Mr. Oppenheimer's firm was paid $178,946 by the company in legal fees for legal services rendered to the company.

(4)	Mr. James, Jr. is a director of Profit Recovery Systems, Inc. and CPAC Asia Limited. He receives no compensation in such capacity.

(5)

Dr. Zimmerman is the Ronald L. Bittner Professor of Business Administration at the William E. Simon Graduate School of Business Administration at the University of Rochester, where he has taught finance, accounting, and economics since 1974. He has published numerous books and papers during his career, and was a founding editor of the Journal of Accounting and Economics. Dr. Zimmerman's most current research is in the areas of Economic Value Added compensation programs and in organizational architecture. He has been recognized by national and local organizations for his achievements in education and research. Dr. Zimmerman has a Ph.D. in Business Administration from the University of California (Berkeley) and a B.S. in Finance from the University of Colorado. He has served as a visiting professor at Hong Kong University and the Chinese University of Hong Kong. Dr. Zimmerman has also consulted for various companies (including Kodak, DuPont and CPAC) and serves as an expert witness in court cases. He is a member of the American Accounting Association where he has held various committee positions, and served as a Distinguished Faculty Member in the American Accounting Association Doctoral Consortium.

<PAGE 8>

Relationships; Agreements

There are no family relationships among any of the directors or executive officers of the company. There are no agreements or arrangements for the nomination or the appointment of any persons to the Board of Directors.

Meetings and Committees of the Board of Directors

The Board of Directors of the company met ten times during the fiscal year from April 1, 2001 through March 31, 2001. For the 2001 fiscal year, each incumbent director attended, either in person or by telephonic conference as permitted by the company's Bylaws, at least 90% of the total number of meetings held during the period for which he was a director and at least 75% of the total number of meetings of the committees of the Board on which he served during the period for which he was a member of such committee(s). The Board has an Audit Committee, a Compensation Committee and an Executive Long Term Stock Investment Committee. The Board does not have a Nominating Committee, the Board acting as a committee of the whole serving as the Nominating Committee.

The Audit Committee of the Board of Directors met four times in fiscal year 2001. During fiscal year 2001, the Audit Committee was composed of three directors, namely Jerold L. Zimmerman, Seldon T. James, Jr. and Robert Oppenheimer.

The company's Board of Directors has adopted an Audit Committee Charter delineating the composition and the responsibilities of the Audit Committee. The Charter became effective on June 1, 2000 and is attached as Appendix A to this Proxy Statement.

The functions of the Audit Committee are to recommend the engagement of the independent auditors to the Board of Directors, to assess all relationships between the company and the independent auditors to determine their impact upon auditor independence, to monitor the effectiveness of the audit effort, and to monitor our financial and accounting organization and our system of internal accounting controls.

Two members of the Audit Committee, namely Dr. Zimmerman and Mr. James, Jr., are "independent" as independence is defined in Rule 4200(a)(14) of the National Association of Securities Dealers, Inc. listing standards. As an officer of the company, Mr. Oppenheimer is not "independent" as defined by the Rule. However, as permitted by such listing standards, the Board of Directors has determined that Mr. Oppenheimer should continue to serve on the Audit Committee due to his legal and financial experience as well as his knowledge and understanding of the company and its operations.

The Compensation Committee of the Board of Directors met two times in fiscal year 2001. During fiscal year 2001, the Compensation Committee was composed of three directors, the majority of whom are not officers, namely Seldon T. James, Jr., Robert Oppenheimer and Jerold L. Zimmerman. The Compensation Committee (1) reviews and makes recommendations to the Board of Directors on employment policies, forms and levels of compensation, including specifically, the company's Incentive Compensation Plan and the performance and level of compensation of the officers and top management personnel of the company; and (2) reviews and

<PAGE 9>

makes recommendations to the Board on the operation, performance and administration of the company's other employee benefit plans, including the company's 401(k) profit sharing plan.

During fiscal year 2001, the Executive Long Term Stock Investment Committee was composed of three directors, the majority of whom are not officers, namely Seldon T. James, Jr., Robert Oppenheimer and Jerold L. Zimmerman. For further information concerning the responsibilities of the Executive Long Term Stock Investment Committee and the operation of the Executive Long Term Stock Investment Plan during fiscal 2001, see Page 24 of this Proxy Statement.

Director Compensation

Directors of the company who are not officers of the company may be compensated for attendance at meetings and for other agreed upon consulting services rendered to the company. In the fiscal year ended March 31, 2001, Mr. James, Jr. was paid $32,000 and payments in that amount will continue to Mr. James, Jr. for the remainder of his life and Mr. Zimmerman was paid $24,000. In addition, the company maintains a corporate office in New York City which is made available to Mr. James, Jr. when he wishes to use it.

Directors who are officers receive no additional compensation for serving on the Board of Directors.

All non-employee directors participate in the Non-Employee Directors Stock Option Plan. The Non-Employee Directors Stock Option Plan was approved by the shareholders on August 7, 1996. The plan calls for the automatic grant of an option for 3,000 shares to each non-employee director elected at the annual meeting of shareholders. The automatic grant is made on the first Friday immediately after the annual meeting. These options are for a ten-year period and become available for purchase in installments of 33 1/3% of the total number of shares granted on each anniversary of the grant. The exercise price of the options must be at least 100% of the fair market value of the common stock on the Nasdaq National Market on the date the option was granted. The options contain the usual antidilution provisions so that the size of the option grants would be adjusted to reflect any stock splits, stock dividends, combinations or similar transactions. The options remain in effect even if the person to whom they were granted is no longer a director of the company. The options are nontransferable .

During fiscal year 2001, Seldon T. James, Jr., Robert Oppenheimer and Jerold L. Zimmerman received options for 3,000 shares at an exercise price of $7.50 per share and if elected by the shareholders at this annual meeting, these same persons will receive an automatic grant of 3,000 shares on the first Friday immediately after the annual meeting, all in accordance with the terms of the plan.

Each nominee must be elected by the affirmative vote of a plurality of the shares of common stock of the company present in person or by proxy and entitled to vote at the annual meeting

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE FOR

THE ELECTION OF ALL NOMINEES NAMED ABOVE

<PAGE 10>

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has recommended, and the Board has approved, the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ended March 31, 2002.

A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Audit Fees

The company was billed an aggregate $162,687 for professional services rendered by PricewaterhouseCoopers LLP for the audit of the company's annual financial statements for the fiscal year ended March 31, 2001 and for the review of the company's financial statements included in the company's quarterly reports (Form 10-Q) filed with the Securities and Exchange Commission for the fiscal year ended March 31, 2001.

Financial Information Systems Design and Implementation Fees

The company was not billed for any professional services rendered by PricewaterhouseCoopers LLP regarding the design of the company's financial information systems or the implementation thereof for the fiscal year ended March 31, 2001.

All Other Fees

The company was billed $72,962 for non-audit professional services including tax-related services rendered by PricewaterhouseCoopers LLP for the fiscal year ended March 31, 2001.

The Audit Committee has considered whether the provision of non-audit services by PricewaterhouseCoopers LLP during the fiscal year ended March 31, 2001 is compatible with maintaining PricewaterhouseCoopers LLP's independence.

This proposal requires the affirmative vote of a majority of the shares of common stock of the company present in person or by proxy and entitled to vote at the annual meeting.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2

<PAGE 11>

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of June 22, 2001 by:

-	each person who is known by us to beneficially own more than 5% of our common stock;
-	each of our directors;
-	each of our named executive officers; and
-	all of our directors and executive officers as a group.

The number and percentage of shares beneficially owned are based on 5,283,094 shares of common stock outstanding as of June 22, 2001. Beneficial ownership is determined under rules promulgated by the Securities and Exchange Commission. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of June 22, 2001 are deemed to be outstanding and beneficially owned by the person holding the options for the purpose of calculating the number of shares beneficially owned and the percentage ownership of that person, but are not deemed to be outstanding for the purpose of calculating the percentage ownership of any other person. Except as indicated in the footnotes to this table, these persons have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Name and Address	Amount and Nature	Percent of
Beneficial Owner	of Beneficial Ownership	Class

Harvard Management, Company, Inc. 600 Atlantic Avenue, Boston, MA 02210	786,500 shares outright ownership	14.89%

FMR Corporation 82 Devonshire Street, Boston, MA 02109	577,200 shares outright ownership	10.93%

Turnco Family Partnership, LLP 3900 Broadway, Great Bend, Kansas 67530	433,854 shares outright ownership	8.21%

Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401	405,908 shares outright ownership	7.68%

Benson Associates 111 SW 5th Ave. #2130, Portland, OR 97204	375,445 shares outright ownership	7.11%

Private Management Group 20 Corporate Park, Irvine, AC 92606	293,415 shares outright ownership	5.55%

<PAGE 12>

Name and Address	Amount and Nature
Beneficial Owner	of Beneficial Ownership	Percent of Class

Thomas N. Hendrickson,	577,302 shares (1)	10.38%
President, Chief Executive
Officer and Director

Robert C. Isaacs,	101,906 shares (2)	1.89%
Senior Vice President
Chief Operating Officer
and Director

Thomas J. Weldgen	51,832 shares (3)	.97%
Vice President, Finance,
Chief Financial Officer
and Director

Robert Oppenheimer	87,825 shares (4)	1.65%
Secretary and Director

Seldon T. James, Jr.,	86,936 shares (5)	1.64%
Director

Jerold L. Zimmerman	20,000 shares (6)	.38%
Director

Wendy F. Clay,	31,175 shares (7)	.59%
Vice President,
Administration;
Chief Operating Officer
Stanley Home Products Division

James W. Pembroke	31,046 shares (8)	.58%
Chief Accounting Officer

All executive officers	886,116 shares (9)	16.98%
and directors
(eight persons)

<PAGE 13>

(1)

Includes 46,089 shares owned by Mr. Hendrickson's spouse. Includes 23,437 shares of the which may be purchased through exercise of an option granted on December 8, 1993 and 46,875 shares which may be purchased through exercise of an option granted on February 9,1994 pursuant to the company's 1991 Employees' Incentive Stock Option Plan. Includes 137,500 shares of the company's common stock which may be purchased through exercise of an option granted on February 8,1996, 34,500 shares which may be purchased through exercise of an option granted on August 6, 1997, 22,500 shares which may be purchased through exercise of an option granted on June 26, 1998, and 12,500 shares which may be purchased through exercise of an option granted April 6, 1999, all pursuant to the company's Executive Long Term Stock Investment Plan.

(2)

Includes 3,000 shares which may be purchased through exercise of an option granted on August 7, 1998 pursuant to the Company's NonEmployee Directors Stock Option Plan. Includes 67,500 shares of the Company's common stock which may be purchased through exercise of an option granted on February 8, 1996, and 25,000 shares which may be purchased through exercise of an option granted April 6, 1999, 2,500 shares which may be purchased through exercise of an option granted June 7, 2000. On June 21, 2001, the Company announced that Mr. Isaacs will retire effective June 29, 2001. He will not seek re-election to the Board of Directors.

(3)

Includes 3,437 shares which may be purchased through exercise of an option granted on December 8,1993 pursuant to the company's 1991 Employees' Incentive Stock Option Plan, 4,375 shares which may be purchased through exercise of an option granted October 20, 1995, 3,000 shares which may be purchased through exercise of an option granted June 5, 1996, 8,000 shares which may be purchased through exercise of an option granted June 24, 1997, 7,500 shares which may be purchased through exercise of an option granted April 15, 1998, 7,000 shares which may be purchased through exercise of an option granted June 26, 1998, 5,000 shares which may be purchased through exercise of an option granted August 10, 1999, and 2,500 shares which may be purchased by exercise of an option granted June 7, 2000, all pursuant to the company's Executive Long Term Stock Investment Plan.

(4)

Includes 10,000 shares which may be purchased through exercise of an option granted on August 7, 1996, 3,000 shares which may be purchased through exercise of an option granted on August 9, 1996, 3,000 shares which may be purchased through exercise of an option granted on August 8, 1997, 3,000 shares which may be purchased through exercise of an option granted on August 7, 1998, 3,000 shares which may be purchased through exercise of an option granted on August 13, 1999, and 2,000 shares which may be purchased through exercise of an option granted on August 11, 2000, all pursuant to the company's NonEmployee Directors Stock Option Plan.

(5)

Includes 17,250 shares owned by Mrs. Seldon T. James, Jr. Includes 10,000 shares which may be purchased through exercise of an option granted on August 7, 1996, 3,000 shares which may be purchased through exercise of an option granted on August 9, 1996, 3,000 shares which may be purchased through exercise of an option granted on August 8, 1997, 3,000 shares which may be purchased through exercise of an option granted on August 7, 1998, 3,000 shares which may be purchased through exercise of an option granted on August 13, 1999, and 2,000 shares which may be purchased

<PAGE 14>

through exercise of an option granted on August 11, 2000, all pursuant to the company's NonEmployee Directors Stock Option Plan.

(6)

Includes 3,000 shares owned by Mrs. Jerold L. Zimmerman. Includes 15,000 shares which may be purchased through exercise of an option granted on April 4, 2000. Includes 2,000 shares which may be purchased through exercise of an option granted August 11, 2000 pursuant to the company's NonEmployee Directors Stock Option Plan.

(7)

Includes 4,687 shares which may be purchased through exercise of an option granted December 8,1993 pursuant to the company's 1991 Employees' Incentive Stock Option Plan, 3,125 shares which may be purchased through exercise of an option granted October 20, 1995, 2,000 shares which may be purchased through exercise of an option granted June 5, 1996, 3,000 shares which may be purchased through exercise of an option granted June 24, 1997, 5,000 shares which may be purchased through exercise of an option granted April 15, 1998, and 5,000 shares which may be purchased through exercise of an option granted on August 10, 1999, all pursuant to the company's Executive Long Term Stock Investment Plan. Ms. Clay was appointed Chief Operating Officer of the Stanley Home Products Division on January 4, 2000. Previously, since June 8, 1998, she served as President of the Equipment Division. She was appointed Vice President, Administration on July 1, 1992. Prior to that, Ms. Clay was Director of Corporate Communications, and earlier, Manager, Human Relations. She has been with the company since December, 1982.

(8)

Includes 7,031 shares which may be purchased through exercise of an option granted October 6, 1993 pursuant to the company's 1991 Employees' Incentive Stock Option Plan, 3,125 shares which may be purchased through exercise of an option granted October 20, 1995, 2,000 shares which may be purchased through exercise of an option granted June 5, 1996, 4,000 shares which may be purchased through exercise of an option granted June 24, 1997, 7,000 shares which may be purchased through exercise of an option granted June 26, 1998, 5,000 shares which may be purchased through exercise of an option granted on August 10, 1999, and 2,500 shares which may be purchased through exercise of an option granted June 7, 2000, all pursuant to the company's Executive Long Term Stock Investment Plan. James W. Pembroke was promoted to Chief Accounting Officer July 1, 1998. Previously, he was Corporate Controller since joining the company in August, 1993. Prior to joining the company, he was a senior manager with the accounting firm of Coopers and Lybrand, now PricewaterhouseCoopers LLP, where he was employed for twelve years. He holds a B.S. degree in Accounting from Miami University (Ohio) and is a certified public accountant.

(9)

Includes 85,467 shares which may be purchased through exercise of options granted pursuant to the company's 1991 Employees' Incentive Stock Option Plan. Includes 285,625 shares which may be purchased through exercise of options granted pursuant to the company's Executive Long Term Stock Investment Plan. Includes 53,000 shares which may be purchased through exercise of options granted pursuant to the company's NonEmployee Directors Stock Option Plan.

<PAGE 15>

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, our executive officers and persons who own more than 10% of our common stock to file initial reports of ownership (Form 3) and changes in ownership of our common stock (Forms 4 and 5). These persons are required by SEC regulations to furnish us with copies of all section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such reports received or written representations from such persons that no reports were required, we believe that during our fiscal year ended March 31, 2001 all such persons complied with all applicable filing requirements.

EXECUTIVE COMPENSATION

The following table shows the compensation earned by our chief executive officer, each of the four other most highly compensated individuals who served as an executive officer for the fiscal year ended March 31, 2001 and the compensation received by each of these people for the two preceding fiscal years.

SUMMARY COMPENSATION TABLE

Annual Compensation
				(e)(2)
(a)	(b)	(c)	(d)(1)	Other Annual
Name and Principal Position	Year	Salary	Bonus	Compensation

Thomas N. Hendrickson	2001	$408,654	$ 80,765	$6,300
President and Chief	2000	$418,081	$204,190	$6,300
Executive Officer	1999	$382,212	$ -	$6,300

Robert C. Isaacs	2001	$323,039	$ 41,291	$5,626
Senior Vice President	2000	$370,000	$136,846	$5,902
and Chief Operating Officer	1999	$185,000	$ -	$1,900

Thomas J. Weldgen	2001	$157,682	$ 15,135	$5,715
Vice President, Finance	2000	$162,054	$ 43,334	$5,711
and Chief Financial Officer	1999	$134,854	$ -	$6,352

Wendy F. Clay	2001	$144,931	$ 10,870	$5,100
Vice President,	2000	$120,593	$ 36,328	$6,336
Administration;	1999	$116,723	$ 2,728	$6,384
Chief Operating Officer
Stanley Home Products Division

James W. Pembroke	2001	$116,915	$ 9,163	$5,737
Chief Accounting	2000	$109,681	$26,406	$5,794
Officer	1999	$100,643	$ -	$5,567

<PAGE 16>

	Long Term Compensation
	Awards			Payouts

		(f)(3)	(g)(4)	(h)(5)	(i)(6)(7)(8)(9)
		Restricted
		Stock	Options	LTIP	All Other
Name and Principal Position	Year	Awards	SARs (#)	Payouts	Compensation

Thomas N. Hendrickson	2001	-	-	-	$62,939
President and Chief	2000	25,000	25,000	-	$62,562
Executive Officer	1999	-	30,000	-	$62,490

Robert C. Isaacs	2001	-	10,000	-	$5,100
Senior Vice President and	2000	-	50,000	-	$4,800
Chief Operating Officer	1999	-	-	-	$4,800

Thomas J. Weldgen	2001	-	7,500	-	$5,100
Vice President, Finance and	2000	-	8,000	-	$4,800
Chief Financial Officer	1999	-	17,000	-	$4,800

Wendy F. Clay	2001	-	-	-	$5,100
Vice President, Administration;	2000	-	5,000	-	$3,728
Chief Operating Officer	1999	-	5,000	-	$4,250
Stanley Home Products Division

James W. Pembroke	2001	-	3,000	-	$4,622
Chief Accounting	2000	-	5,000	-	$3,360
Officer	1999	-	7,000	-	$3,676

Notes:
(1)	See additional information on the company's Incentive Compensation Plan on Page 20 of the Proxy Statement.
(2)	Amounts represent auto expense allowances.
(3)

On December 1, 1999, the company entered into a deferred compensation arrangement pursuant to which the company issued 25,000 shares of the company's common stock to Mr. Hendrickson, which shares are subject to forfeiture in the event certain conditions are not met.

<PAGE 17>

(4)	These options were awarded under the company's Executive Long Term Stock Investment Plan. See Page 24 of this Proxy Statement.
(5)	There are no long term incentive payouts.
(6)

Amounts include matching contributions made by the company to the company's 401(k) retirement plan: Mr. Hendrickson - $5,100; Mr. Isaacs - $5,100; Mr. Weldgen - $5,100; Ms. Clay - $5,100; and Mr. Pembroke - $4,622.

(7)

The company is assignee of a $50,000 life insurance policy on the life of Mr. Hendrickson. The company has entered into a split dollar agreement with Mrs. Thomas N. Hendrickson. In the event of Mr. Hendrickson's death, the cash value of the policy determined according to the agreement is payable to the company and the balance is payable to Mrs. Hendrickson. The company is the owner of the policy and pays all premiums. For the fiscal year ended March 31, 2001, the amount includible by Mr.  Hendrickson in income was $939

(8)

On January 10, 1980, the company established the terms of a salary continuation agreement for Mr. Hendrickson, funded in part by key man ordinary life insurance owned by and payable to the company. The company has purchased a $310,000 ordinary life insurance policy on the life of Mr. Hendrickson. Pursuant to the salary continuation agreement, if he dies while in the employ of the Company, his beneficiary will receive $40,000 per year for ten years. If Mr. Hendrickson retires after attaining age 60, he, or his beneficiary, will receive, in 120 equal monthly payments, an amount equal to two times the cash value of his key man policy as of the date of retirement. For the fiscal year ended March 31, 2001 the premium for such policy was approximately $6,100. The amount accrued for the salary continuation agreement for the fiscal year ended March 31, 2001 was $6,900.

<PAGE 18>

(9)

On October 13, 1992, the company entered into a deferred compensation arrangement with Mr. Hendrickson and contributed $250,000 to a trust in order to provide itself with a source of funds to meet its obligations thereunder. The company deferred $50,000 of Mr. Hendrickson's compensation for the 2001 fiscal year. This amount was contributed to the trust and part of this contribution was used to continue funding a $325,000 variable, universal life insurance policy on the life of Mr. Hendrickson with the trust as the beneficiary thereof. The arrangement calls for the payment of the principal amount contributed to the trust, plus earnings thereon, in ten annual payments of principal and earnings, to Mr. Hendrickson and/or his beneficiaries in the event his service with the company is terminated by it prior to age 55; upon his actual retirement after attainment of age 55; or upon his actual retirement or separation from service due to total disability or his death. The arrangement was modified by the Board in June, 1998 to provide that all payments should be completed within five years in the event of a change in control of the company. Under the arrangement, the principal of the trust, as well as all earnings, are subject to the claims of the company's general creditors in the event of the company's insolvency or bankruptcy and Mr. Hendrickson and/or his beneficiaries are unsecured creditors of the company. Mr. Oppenheimer and Mr. James, Jr. are the trustees of the trust created under the arrangement. They receive no compensation in such capacity. The company pays all expenses associated with the administration and investment of the trust. The trust's assets, except for the insurance policy, are invested with an independent investment firm. The amount accrued for the deferred compensation arrangement for the fiscal year ended March 31, 2001, was $50,000.

Employment Agreement

Effective September 20, 1995, the company and Mr. Hendrickson entered into an employment agreement for a term of five years, which term was automatically extended for an additional one year on each of the first three anniversary dates, provided that Mr. Hendrickson was in the employ of the company on that date. On June 2, 1998, the Board agreed to extend Mr. Hendrickson's employment agreement so that the term will be automatically extended for an additional one year on each anniversary date through September 20, 2003, provided that Mr. Hendrickson is in the employ of the company on each such anniversary date. Under the agreement, subject to the control of the Board of Directors, Mr. Hendrickson's duties shall be those of Chief Executive Officer of CPAC, Inc. The agreement sets forth a basic salary at an initial annual rate of $350,000 subject to increases in such base pay equal to the percent of increase given to other senior officers of the company, or such other percent as determined by the Board of Directors.

<PAGE 19>

In addition, to his base pay, Mr. Hendrickson is automatically a participant in the company's Incentive Compensation Plan, as described below. Mr. Hendrickson is also entitled to all rights and benefits for which he shall be eligible under any stock option plan, bonus, participation or extra compensation plans, pensions, group insurance or other benefits which the company may provide for him or for its employees generally. In the event of his disability, his base salary shall be continued for the remainder of the contract term in effect at the time of his disability, but he will not be entitled to bonus for the period after his disability other than a bonus payable at the end of the fiscal year in which he becomes disabled, prorated on the basis of the number of days in which he was employed.

If Mr. Hendrickson is terminated by the company other than for cause, he is entitled to receive his base salary for the duration of the agreement, without further extension, with annual increments equal to the percent increase given to other senior officers of the company; receive annually during such term a bonus equal to the highest annual bonus received in the three fiscal years of the company immediately preceding his termination and be granted non-qualified stock options at the price and for the term of the incentive options which he holds at the date of termination, which options shall be granted upon the first date when he can no longer exercise his incentive stock options.

Incentive Compensation Plan

On June 4, 1986, the Compensation Committee recommended, and the Board of Directors approved, the establishment of an Incentive Compensation Plan for certain personnel who do not receive hourly compensation, commission payments, or other forms of incentive compensation.

After objectives and standards have been established or an employee, and the employee is included in the Incentive Compensation Plan, the maximum incentive bonus payable shall be dependent upon the employee's position within the company and shall be the following percentage of base pay:

Category	Percent

Chief Executive Officer	90%
Senior Operating and Staff Executives	50%-75%
Key Management	30%-45%
Other Managers and Supervisors	20%-25%

The Board adopted a policy for the Chief Executive Officer and certain selected corporate executives pursuant to which the entitlement to, and the amount of the total bonus paid, would be dependent upon the company's success in attaining budgeted profits and specified goals in earnings per share. Under this policy, exceptional performance as measured by and reflected in specified increases in earnings per share could result in such employee earning up to 150% of that employee's base pay percent as indicated in the table above.

Management shall determine the category of each employee, but personnel shall not be granted a bonus as a Senior Operating or Staff Executive without approval of the Board of Directors.

<PAGE 20>

Before including an individual in the plan, or establishing that percentage of compensation which the employee should receive as incentive, management will review the incremental benefit to the company which results from the employee attaining the objectives established. On an annual basis, management will submit a review of the plan to the Board of Directors, showing the amount committed to the Incentive Compensation Plan for each category of employee and, for each level of employee, the estimated incremental benefit to the company.

Each employee included in the Incentive Compensation Plan shall receive the incentive compensation payment quarterly in a check separate from his/her regular pay, which check shall be accompanied at least twice annually by a written report reviewing the employee's progress in meeting established objectives, and explaining the basis on which his/her bonus was determined. A copy of such written report is filed with the Compensation Committee.

In order to reinforce the objectives and to provide greater motivation, incentive compensation will be paid to participants in the plan on a quarterly basis. Payments during the first three quarters will be equal to 50% of the amount which management believes the employee would be entitled to as a bonus, based upon the compensation paid to the employee through the end of the quarter, and considering his/her performance through that date, and the likelihood the employee will attain established objectives by the end of the fiscal year.

The final payment of the bonus will be made as soon as practical following completion of the independent audit for the fiscal year, and will include that portion of the bonus withheld during the first three quarters and all of the bonus for the fourth quarter to which the employee is determined to be entitled. No employee will be asked to refund any bonus which has been previously paid. No employee shall be entitled to a bonus unless employed by the company at the time of distribution. Participation in the Incentive Compensation Plan shall not be deemed to constitute a contract of employment, guaranteeing to an employee employment for any period of time.

The Board established that management should develop objectives and standards for the two categories labeled Key Management and Other Managers and Supervisors.

401(k) Profit Sharing Plan

On April 17, 1986, the Board of Directors adopted a profit sharing plan for the benefit of all domestic employees of the company and its subsidiaries who have attained the age of twenty-one and who have one year of service. The effective date of the plan was May 1, 1986.

The plan constitutes a qualified retirement plan under sections 401(a) and (k) of the Internal Revenue Code and contributions made by the company to the plan are deductible for federal income taxes.

<PAGE 21>

Under the plan, the company may make contributions to the plan on behalf of plan participants in such amounts as the Board of Directors may determine, subject to Internal Revenue Code limitations and restrictions on and the deductibility of contributions to a qualified profit sharing plan. Subject to similar restrictions on the amount of contributions to the section 401(k) component of the plan, the company will match each contribution made by a plan participant, pursuant to a salary reduction agreement in effect for each plan year in an amount equal to $.50 for each $1.00 of participant contribution. The company's contribution will not exceed up to a maximum of 3% of participant compensation. A participant may contribute up to 15% of his compensation under the salary reduction agreement to the plan each year. If, in any plan year, contributions are made to the plan which result in any "excess contributions" because they exceed the amount permitted to be contributed to the plan under the Internal Revenue Code, adjustments will be made to reduce the amount of that plan year's contributions so as to comply with such restrictions.

Events that permit distribution under the plan are generally termination of service at normal retirement age (age 65), disability or death. A participant is 100% vested in all his contribution accounts upon termination of employment due to normal retirement, death or disability. In the event of termination of employment for any other reason, a participant is 100% vested in any contributions he has made to the plan and 100% vested in amounts contributed to the plan in the discretion of the company's Board of Directors. With respect to matching contributions, the vesting schedule set forth below applies:

Completed Years of Service	Vested Percentage

Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5	100%

In 2000, the plan was amended to allow the employee a choice of nine different investment options for his account balances under the plan.

Under the plan, a participant that meets " financial hardship " requirements may borrow the lesser of 50% of his vested account balance or $50,000. The minimum loan allowable is $1,000. Only one loan can be outstanding at any time; the repayment period can vary from 1 to 5 years unless the loan is used to purchase a primary residence, in which case the repayment period can be up to 10 years.

A participant may borrow the lesser of 50% of his account balance up to $10,000 without proving financial hardship. The minimum loan allowable is $1,000 and the repayment period can vary from 1 to a maximum of 3 years.

<PAGE 22>

A participant who has not attained age 59-1/2 and is not totally and permanently disabled may withdraw amounts he has contributed pursuant to his salary reduction agreement as well as the vested amount of the employer matching contribution made to the plan upon a showing of financial hardship.

The normal form of benefit under the plan is a lump sum distribution or, if the participant elects, a distribution in periodic payments of substantially equal amounts for a selected number of years not to exceed five.

For the plan year ended March 31, 2001, the company and its subsidiaries made no discretionary contribution to the plan. The amount of matching contributions made under the plan for such year was $5,100 in the case of Mr. Hendrickson, $5,100 in the case of Mr. Isaacs, $5,100 in the case of Mr. Weldgen, $5,100 in the case of Ms. Clay and $4,622 in the case of Mr. Pembroke. The total for all executive officers as a group was $25,022.

Non Qualified Deferred Compensation Plan

Effective January 1, 2000, the Board of Directors adopted a non-qualified deferred compensation plan for certain key executives of the company. Contributions to the plan consist of "excess" 401(k) deferrals and selected percentages of salaries and bonuses with a maximum individual deferral of $50,000 per year. Compensation deferred by participants will be invested by the company in various investment grade "pooled accounts" on behalf of the participants. No matching contribution by the company is required. The company may make discretionary contributions. There were no discretionary contributions made by the company in fiscal 2001.

Stock Purchase Program

In June, 1995, the Board of Directors approved a stock purchase program whereby employees can contribute up to 10% of their total income (to a maximum of $5,000 per annum), through payroll deductions, to purchase the company's $.0l par value common stock in open market transactions.

On a quarterly basis, the amount collected through payroll deductions is used to purchase company stock. The company pays the broker's commission for the purchase - if the stock is subsequently sold, the employee pays the broker's commission.

For the fiscal year ended March 31, 2001, an average of 20 employees per quarter purchased 2,283 shares of CPAC, Inc. common stock. The total cost to the company was $608. No executive officers participated in the program.

<PAGE 23>

Executive Long Term Stock Investment Plan

On June 8, 1994, the Board of Directors adopted the Executive Long Term Stock Investment Plan and reserved in the aggregate 350,000 shares of the company's $.01 par value common stock for issuance thereunder. The Stock Investment Plan was approved by the company's shareholders at the annual meeting of shareholders held on August 10, 1994. On August 7, 1996, the shareholders approved a 600,000 share increase and on August 11, 1999, approved a 250,000 share increase in the number of shares reserved under the Stock Investment Plan.

The salient features of the Stock Investment Plan are as follows:

a)	Purposes

The purposes of the Stock Investment Plan are to: (1) closely associate the interests of the management of the company and its subsidiaries with the company's shareholders by reinforcing the relationship between participant rewards and shareholder gains; (2) provide management with an equity ownership in the company commensurate with company performance, as reflected in increased shareholder value; (3) maintain competitive compensation levels; and (4) provide an incentive to management for continuous employment with the company.

b)	Administration

The Stock Investment Plan is administered by the Executive Long Term Stock Investment Plan Committee ( the "Committee"). Members of the Committee serve one-year terms, renewable automatically, unless terminated at the discretion of the Board of Directors. During fiscal 2000, the Committee was composed of three directors, the majority of whom are not officers, namely, Jerold L. Zimmerman, Seldon T. James, Jr. and Robert Oppenheimer.

The Committee is responsible for the overall administration, governance, management and interpretation of the Stock Investment Plan, having the authority, in its sole discretion and from time to time, to: (1) grant options/or stock awards in such form and number as it may determine; (2) impose such limitations, restrictions and conditions upon any such option and/or stock award as the Committee deems appropriate, consistent with the purposes of the Stock Investment Plan; and (3) interpret the Stock Investment Plan, adopt, amend and rescind rules and regulations relating to the Stock Investment Plan, and make all other determinations and take all other actions as are necessary and/or advisable for the implementation and administration of the Stock Investment Plan.

<PAGE 24>

c)	Eligibility for Participation

Participants in the Stock Investment Plan will be selected by the Committee from the executive officers and other key employees of the company and its subsidiaries who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the company. Under the terms of the Stock Investment Plan, in selecting a participant and in determining the form and number of equity awards, the Committee has and will continue to consider factors it deems relevant, including the person's functions, responsibilities, value of services to the company and/or its subsidiaries, as well as the individual's past and potential contributions to the company's profitability and sound growth.

d)	Types of Awards

Awards under the Stock Investment Plan may be in the form of any one or more of the following: (1)Nonqualified Stock Options; (2) Incentive Stock Options; (3) Reload Options; or (4) Restricted Performance Shares.

	1.	Nonqualified Stock Options

The Committee may from time to time, and subject to the provisions of the Stock Investment Plan and such other terms and conditions as it may prescribe, grant to any eligible employee one or more Nonqualified Stock Options to purchase for cash or shares the number of shares allotted by the Committee.

		a.	Terms and Conditions

Nonqualified Stock Options are subject to the following terms and conditions:

(i)

Price: The exercise price, as determined by the Committee, generally will not be less than the fair market value of the shares with respect to which an option is granted at the time of the granting of the option. The Committee, however, is explicitly authorized to grant Nonqualified Stock Options, the exercise price of which is less than the fair market value of the shares at the time of the grant of the option. Fair market value is the mean between the high and low bid prices for the company's stock as quoted on the NASDAQ National Market System;

<PAGE 25>

(ii)

Term of Options: The term of each option is to be decided by the Committee and is not subject to any specified (e.g., five or ten) number of years. Such term may be modified, or the Nonqualified Stock Option terminated, at any time by mutual agreement between the Committee and the employee;

(iii)

Payment Upon Exercise: An employee granted a Nonqualified Stock Option under the Stock Investment Plan may pay for the company's stock upon exercise either with cash or with company stock already owned by him, valued at the fair market value of the stock on the date of exercise. Fair market value is the mean between the high and the low bid prices for the company's stock as quoted on the NASDAQ National Market System.

b.	Certain Material Restrictions

Nonqualified Stock Options are subject to the following material restrictions:

	(i)	Nonqualified Stock Options are exercisable only while the optionee is an employee of the company or within a three month period immediately following the employee's termination of employment;

	(ii)	Nonqualified Stock Options are exercisable only by the optionee and are not assignable, transferable or subject to any other party acquiring rights therein;

(iii)

Upon the death of the optionee prior to his complete exercise of a Nonqualified Stock Option, the remaining portion of the option may be exercised only by his estate or on behalf of any person(s) to whom his rights pass under his Will or by operation of law;

(iv)

An optionee has no rights as a shareholder with respect to the shares subject to a Nonqualified Stock Option, including voting rights or dividend rights, until the company has received full payment therefor, and has issued a stock certificate to him representing the shares purchased upon exercise;

(v)

Shares of common stock issued upon the exercise of a Nonqualified Stock Option may not be sold, transferred, pledged or otherwise disposed of by the optionee for a period of six months from the date of grant of the option.

<PAGE 26>

2.	Incentive Stock Options

The Committee may, from time to time, and subject to the provisions of the Stock Investment Plan and such other terms and conditions as it may prescribe, grant to any eligible employee, one or more Incentive Stock Options intended to qualify under Section 422 of the Internal Revenue Code of 1986 to purchase for cash or shares the number of shares allotted by the Committee.

	a.	Terms and Conditions

Incentive Stock Options are subject to the following terms and conditions:

(i)

Price: The exercise price, as determined by the Committee, may not be less than the fair market value of the shares with respect to which an Incentive Stock Option is granted at the time of the granting of the Incentive Stock Option. In the case of an employee owning more than 10% of the company's common stock, the exercise price may not be less than 110% of the fair market value of such stock at the time of grant. See the discussion above for the definition of fair market value.

(ii)

Term of Options: While the term of each Incentive Option is to be decided by the Committee, no Incentive Option will be granted with a term of greater than ten years ( five years in the case of a greater than 10% shareholder) from the date it was granted, and such term may be modified or the Incentive Stock Option terminated at any time by mutual agreement between the Committee and the employee;

(iii)

Payment Upon Exercise: An employee granted an Incentive Stock Option may pay for the company's stock either with cash or with company's stock already owned by him, valued at the fair market value of the stock on the date of exercise. Fair market value is calculated in the same manner as in the case of Nonqualified Stock Options discussed above.

	b.	Certain Material Restrictions

Incentive Stock Options are subject to the same material restrictions as govern Nonqualified Stock Options. In addition, Incentive Stock Options are subject to a rule under Section 422 of the Internal Revenue Code that the aggregate fair market value of stock with respect to which an Incentive Stock Option is exercisable for the first time during any calendar year by any optionee cannot exceed $100,000, such value being determined on the date of the grant of the option.

<PAGE 27>

3.	Reload Options

Concurrently with the award of a Nonqualified Stock Option and/or Incentive Stock Option, the Committee may grant a Reload Option to enable the employee to purchase a number of shares for either cash or shares. The Reload Option becomes effective only if the employee uses common stock of the company owned by him for at least twelve months to purchase the shares issuable to him upon his exercise of either the underlying Nonqualified or Incentive Stock Option. The Reload Option is designed to replace those shares used as the purchase price, and the number of Reload Options will equal the number of shares of the company's common stock used by the employee to exercise the underlying option.

The Reload Option price generally will be the fair market value of a share of the company's common stock on the date the Reload Option becomes effective, that is, the date on which the underlying option shall have been exercised. Notwithstanding this general rule, where the exercise price of the underlying option was less than the fair market value of the company's common stock on the date of the underlying stock option's grant, the Reload Option price may, at the Committee's discretion, reflect the same percentage discount from the fair market value of the company's stock on the date of the Reload Option's effectiveness. Fair market value shall be the mean between the high and the low prices for the company's common stock as quoted on the NASDAQ National Market System.

4.	Restricted Performance Shares

Concurrently with or subsequent to the grant of any Nonqualified Stock Option, incentive Stock Option or Reload Option, the Committee may, subject to the provisions of the Stock Investment Plan and such other terms, conditions and restrictions as the Committee may prescribe, award to an eligible employee one share of common stock for each aggregate four options granted under the Nonqualified Stock Option, Incentive Stock Option or Reload Option, as the case may be. Such shares shall constitute Restricted Performance Shares and are awarded in consideration of the future performance of substantial services to and/or on behalf of the company and/or its subsidiaries by such employee.

<PAGE 28>

Upon issuance of the Restricted Performance Shares, the employee has all of the rights of a shareholder of the company with respect to such Restricted Performance Shares, including the right to vote and receive all dividends as well as all other distributions paid or made with respect thereto.

Restricted Performance Shares may not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated while they are subject to forfeiture. Restricted Performance Shares are subject to forfeiture in the event the employee terminates his service with the company prior to the date immediately following the last day of the option period with respect to which the shares were awarded, unless the termination is due to the employee's death, his permanent and total disability, or a change in control of the company. In the event the employee exercises the option with respect to which the Restricted Performance Shares were awarded, any Restricted Performance Shares issued in connection with such option are automatically forfeited to the extent of the option's exercise on a proportionate basis.

Upon the expiration of the forfeiture provisions, the Restricted Performance Shares vest and at that time may be sold, transferred, assigned, pledged, encumbered or otherwise alienated, subject to any and all applicable federal and state securities law restrictions.

e)	Federal Tax Consequences

	1.	Nonqualified Stock Options

Under current provisions of federal tax law, for regular as well as for purposes of the federal alternative minimum income tax, the grant of a Nonqualified Stock Option is not a taxable event for the employee. In addition, upon the grant of such an option, the company will receive no business expense deduction.

Upon the exercise of a Nonqualified Stock Option, the difference between the exercise price and the fair market value of the option shares on the date of exercise constitutes ordinary, compensation income to the optionee and is taxed to him at normal, ordinary tax rates, except to the extent the shares are not transferable and subject to a substantial risk of forfeiture. To the extent such difference is required to be included as compensation income by the employee, the company is entitled to a business expense deduction. Upon the later sale of the optioned stock, long or short-term capital gain or loss will be recognized by the employee depending upon the holding period and the extent to which the selling price exceeds or is less than the employee's basis in the stock. The short-term rate is the same rate that is applied to a taxpayer's ordinary income. The maximum long-term rate of 20% is generally applicable to assets held for at least 12 months.

<PAGE 29>

2.	Incentive Stock Options

The general rule is that no income, gain or loss is recognized for regular income tax purposes by an optionee upon either the grant or the exercise of an Incentive Stock Option. Upon the later sale of the shares acquired pursuant to such an option, long, mid-term or short capital gain or loss (at the rates described above) will be recognized by the employee to the extent the selling price exceeds or is less than the employee's basis in the stock.

This tax treatment is available provided the shares acquired by exercise of the Incentive Stock Option are held by the optionee for a period of two(2) years from the date of the grant of the option and at least one (1) year from the date of the option's exercise.

As a general rule, the company will not be entitled to an income tax deduction with respect to either the grant or the exercise of an Incentive Stock Option.

If either of the one year, two year holding periods just described are not met, the difference between the fair market value of the shares and the exercise price on the date of the option's exercise constitutes ordinary, compensation income to the optionee in the optionee's taxable year in which the disqualifying disposition occurs. The balance of the amount realized in such year constitutes capital gain, taxable at the short-term or long-term rates described above. The company is allowed a corresponding deduction for the amount the optionee is required to include as ordinary, compensation income in the year of the disqualifying disposition.

For purposes of the alternative minimum income tax calculation, an Incentive Stock Option is treated as if it were a Nonqualified Stock Option. Consequently, upon the exercise of the Incentive Stock Option, the difference between the exercise price and the fair market value of the shares on the date of exercise is includible as alternative minimum gross income, and made subject to special alternative minimum income tax rates.

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	3.	Restricted Performance Shares

If property is transferred to a person in connection with the performance of services, the fair market value of the property received in excess of the amount paid for the property constitutes ordinary, compensation income in the taxable year of receipt, unless the property is not transferable and is subject to a substantial risk of forfeiture. The fair market value of the property is includible as ordinary income when either of these restrictions lapse. The company is not allowed an income tax deduction until the recipient is required to include this value of the property in income. Upon a later sale of the property by the recipient, gain or loss is recognized and the gain, if any, is taxed at normal, ordinary tax rates, with a maximum rate of 20% if the property is held for more than twelve months.

Under the Stock Investment Plan, when they are awarded by the Committee, Restricted Performance Shares are not transferable and are subject to a substantial risk of forfeiture. Consequently, until such restrictions lapse, the fair market value of such shares generally is not includible in the recipient's income nor may the company claim an income tax deduction for the value of the shares awarded. Upon the lapse of such restrictions, the fair market value of the shares at the time the restrictions lapse is includible as ordinary, compensation income to the recipient and the company is entitled to an income tax deduction at that time equal to the amount includible in the recipient's gross income. Upon the subsequent sale of the shares by the recipient, gain or loss will be recognized, either long term or short term capital gain equal to the difference between the selling price and the taxpayer's basis, depending upon the holding period of such shares ( which includes the period during which the restrictions apply).

f)	Registration of Shares

The company registered the 350,000 shares of its $.01 par value common stock it reserved for issuance upon the exercise of options or the award of shares under the Stock Investment Plan with the Securities and Exchange Commission under the Securities Act of 1933. Such registration became effective on October 29,1994 and remains in effect. The company registered the 600,000 share increase with the Securities and Exchange Commission. Such registration became effective on October 3, 1996, and remains in effect. The company registered the 250,000 share increase with the Securities and Exchange Commission. Such registration became effective on September 24, 1999 and remains in effect. It is anticipated that as a result of such registrations, nonaffiliates of the company may resell such registered shares acquired by them under the Stock Investment Plan without federal securities laws restrictions.

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g)	Options and Awards

The following information concerning the Stock Investment Plan is provided as of the date of this Proxy Statement, namely, June 22, 2001:

Options for 858,811 shares are outstanding, of which 569,311 are currently exercisable and 60,500 were granted during the fiscal year ended March 31,2001.

Options for 485,000 shares are outstanding for all executive officers as a group, of which 381,125 are currently exercisable and 20,500 were granted during the fiscal year ended March 31, 2001.

The market value of the securities underlying all options was $5,522,155.

No Restricted Performance Shares are currently outstanding.

The market value of Restricted Performance Shares was $0.

Prior Incentive Stock Option Plans

The Board of Directors established and the shareholders at the annual meeting in August, 1991 approved, the 1991 Employees' Incentive Stock Option Plan.

On June 8, 1994, the Board terminated the 1991 Plan as to the grant of additional options thereunder and adopted the Stock Investment Plan. The termination of the 1991 Plan did not terminate, accelerate or otherwise affect unexercised options outstanding thereunder.

The following information is provided as of the date of this Proxy Statement, namely, June 22, 2001:

Options for 100,527 shares are outstanding under the 1991 Plan, all of which are currently exercisable. Options for 85,467 shares are outstanding under the 1991 Plan for all executive officers as a group, all of which are currently exercisable.

The market value of the securities underlying all options under the 1991 Plan was $646,389.

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Options The following table sets forth the details of options granted to the individuals listed in the Summary Compensation Table during fiscal year 2001.

OPTION/SAR GRANTS TABLE

Option/SAR Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms (2)

Name and Principal Position	Number of Securities Underlying Options/SARs Granted (1)	% of total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	(3) 5%-($)	(4) 10%-($)

Thomas N. Hendrickson	-	-	-	-	-	-
President & Chief
Executive Officer

Robert C. Isaacs	10,000	16.53	6.375	6-7-10	32,154	83,365
Senior Vice President
and Chief Operating
Officer

Thomas J. Weldgen	7,500	12.4	6.375	6-7-10	24,116	62,524
Vice President, Finance
and Chief Financial
Officer

Wendy F. Clay	-	-	-	-	-	-
Vice President
Administration;
Chief Operating Officer
Stanley Home Products Division

James W. Pembroke	3,000	4.96	6.375	6-7-10	9,646	25,010
Chief Accounting
Officer

Options were granted under the "Executive Long Term Stock Investment Plan" described above and may be exercised at any time for a period of ten years from date of grants.

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Notes to Option/SAR Grants Table
(1)	Options become exercisable in cumulative annual increments of the greater of 25% or 2,500 shares beginning one year from the date of grant.
(2)

The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the company's stock price. No gain to the optionees is possible without an increase in stock price appreciation, which will benefit all shareholders commensurately. A zero percent gain in stock appreciation will result in zero dollars for the optionee.

(3)

Represents the potential appreciation of the options, determined by assuming an annual compounding rate of appreciation of 5% per year over the remaining term of the grants from March 31, 2001. The compound growth rate for the June 7, 2000 grants are 57% for Messrs. Isaacs, Weldgen, and Pembroke.

(4)

Represents the potential appreciation of the options, determined by assuming an annual compounding rate of appreciation of 10% per year over the remaining term of the grants from March 31, 2001. The compound growth rate for the June 7, 2000 grants are 140% for Messrs. Isaacs, Weldgen, and Pembroke.

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Options The following table shows information for the named executives concerning excercises of options and SARs during fiscal 2001 and the number and value of unexercised options and SARs held at March 31, 2001:

OPTIONS/SAR EXERCISES AND YEAR-END VALUE TABLE

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Value

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)		In-The-Money Options/SARs at Fiscal Year-End($)

Name	Shares Acquired on Exercise	$ Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Thomas N. Hendrickson	-	-	254,937	42,375	$41,592	-
Robert C. Isaacs	-	-	80,000	37,500	-	-
Thomas J. Weldgen	-	-	30,812	20,500	$ 3,589	-
Wendy F. Clay	-	-	20,312	2,500	$ 4,896	-
James W. Pembroke	-	-	23,656	7,500	$ 3,690	-

Notes to Option/SAR Exercises and Year-End Value Table
(1)

Represents the difference between the option exercise price and the closing market price for the company's stock at March 31, 2001. The in-the-money options at March 31, 2001, pertain to option grants at October 6, 1993, December 8, 1993 and February 9, 1994 with exercise prices of $5.60, $5.08 and $5.76, respectively. The closing market price for the company's stock at March 31, 2001, was $6.125.

COMMITTEE REPORTS

Compensation Committee Report

The following is a report of the Compensation Committee of the Board of Directors describing the compensation policies applicable to our executive officers during the fiscal year that ended March 31, 2001. The Compensation Committee is responsible for establishing and monitoring our general compensation policies and compensation plans as well as the specific compensation levels for executive officers. Executive officers have not participated in deliberations or decisions involving their own compensation. The members of the Compensation Committee are Seldon T. James, Jr., Robert Oppenheimer and Jerold L. Zimmerman.

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Compensation Philosophy

The philosophy for compensating executives of the company is to provide a reasonable mix of cash and equity with a significant portion of total compensation at risk, depending upon performance of the executive and the company. In this way, executives are encouraged and rewarded for thinking and acting like owners, rather than employees. An Incentive Compensation Plan was established in 1986 and approved by the Board of Directors. This plan has been designed to focus the best efforts of executives on the achievement of financial growth objectives, intended to benefit both the company and its shareholders. Recognizing that it is always in the best interest of the shareholders to attract, retain and motivate exceptional executive talent, the company's components of executive compensation provide meaningful upside incentives for superior performance and results, while clearly linking the executives' interests to those of the shareholders.

Base Salary. When the Incentive Compensation Plan was established, the base salary policy was targeted at approximately 80% of the highest base salary paid to executives in commensurate positions within similar organizations and industries in the area. To establish these initial ranges, an overall review was carried out by a nationally recognized executive compensation consulting firm, based on national surveys of executive compensation for other companies within an appropriate bank of sales. Such salary information is subject to periodic update by the Compensation Committee.

Annual Incentive Compensation. The incentive component of the Incentive Compensation Plan consists in a feature whereby executives may be rewarded for achieving or exceeding specific financial and growth target objectives, which link directly with the current and long term growth strategy of the company, and ultimately lead to increased shareholder value. At the beginning of each fiscal year, objectives are established at the corporate, subsidiary, and individual executive levels by the Compensation Committee. Annual cash incentive compensation targets are fixed to allow executives to earn total cash compensation (consisting of base salary plus annual incentive compensation payments) for successful achievement of outstanding results. In 1994, a new study of executive salaries and overall compensation was completed for the Compensation Committee by a national consulting firm. The compensation consultants recommended to the Compensation Committee that the cash incentive plan be modified in order to provide management with greater incentive to strive for exceptional results. The company modified the plan beginning with the April 1, 1994 fiscal year and the plan, as modified, continues in existence currently. The modifications make it possible for the executive group to earn a larger bonus, but only if earnings per share have increased significantly.

Long Term Non-Cash Incentives. Long term, non-cash incentive awards are discussed below in the Executive Long Term Stock Investment Committee report.

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Compensation Practice

The Compensation Committee believes that the compensation and benefits packages afforded to the company's executive officers are commensurate with competitive practices for similar positions held by employees of companies of similar size. With total compensation significantly weighted toward rewards for sustained long term growth, the Committee believes the company's compensation program is effective for providing continued incentive to pursue its aggressive Long Term growth strategies.

Mr. Hendrickson's 2001 Cash Compensation

Mr. Hendrickson founded the company in 1969 and has been Chief Executive Officer and President since that time. Mr. Hendrickson was awarded a portion of incentive compensation as shown in the Summary Compensation Table above, under the caption "Bonus", for his performance during the first half of fiscal 2001. Mr. Hendrickson was entitled to a maximum bonus when net income, before payment of any incentive compensation, exceeded $8,750,000.

Deductibility of Executive Compensation

The Compensation Committee has considered the impact of section 162(m) of the Internal Revenue Code which disallows the deduction by any publicly held corporation for individual compensation exceeding $1,000,000 in any taxable year paid to the chief executive officer and the four other most highly compensated executive officers respectively unless such compensation meets the requirements for the "performance based" exception to the rule. As the cash compensation paid by the company to each of its executive officers is expected to be below $1,000,000 and the committee believes that options granted under the Executive Long Term Stock Investment Plan to such officers will meet the requirements for qualifying as performance based, the committee believes that section 162(m) will not effect the tax deductions available to the company with respect to the compensation of its executive officers.

Summary

In summary, the Compensation Committee believes the compensation strategy that is now in place will provide the necessary incentives to retain and motivate the company's executives for the achievement of short and long term goals which will significantly benefit shareholders in the future.

Seldon T. James, Jr., Chairman
Robert Oppenheimer
Dr. Jerold L. Zimmerman

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Executive Long Term Stock Investment Committee Report

The Executive Long Term Stock Investment Committee administers the company's Executive Long Term Stock Investment Plan and makes all decisions concerning equity based incentive awards for the company's executives and management under the plan. The members of the Executive Long Term Stock Investment Committee are Seldon T. James, Jr., Robert Oppenheimer and Jerold L. Zimmerman.

Long Term Stock Incentive Compensation Philosophy

To help insure that executives are continually focused on the longer term goals of the company, equity awards are made to key executives in accordance with the terms, conditions and restrictions of the Executive Long Term Stock Investment Plan which has been approved by the shareholders. See Page 24 of the Proxy Statement for a narrative description of the plan.

It is believed that a principal factor influencing market price of the company's stock is the company's performance as reflected in its sales, earnings, cash flows, and other results. By granting stock awards to company executives, such individuals are encouraged to focus their efforts on achieving improvements in the company's performance.

Mr. Hendrickson's 2001 Long Term Stock Incentive Compensation

No stock awards or option grants were made to Mr. Hendrickson in fiscal 2001.

Seldon T. James, Jr., Chairman
Robert Oppenheimer
Dr. Jerold L. Zimmerman

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board of Directors on June 1, 2000, which is included in this Proxy Statement as Appendix A. The members of the Audit Committee are Jerold L. Zimmerman, Seldon T. James, Jr. and Robert Oppenheimer.

The Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the engagement of an accounting firm to be the company's independent auditors. The independent auditors are responsible for performing an independent audit of the company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

The Audit Committee held 4 meetings during the 2001 fiscal year. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee met, reviewed and discussed the audited financial statements of the company for its fiscal year ended March 31, 2001 with management and the independent auditors.

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The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," relating to the conduct of the audit.

The Audit Committee has received the written disclosures and accompanying letter from the independent accountants required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," disclosing to the Audit Committee all relationships between the accountants and the company that may reasonably bear on independence and confirming the accountants' independence. The Audit Committee discussed the issue of independence with the company's independent accountants and received confirmation of such discussion from the independent accountants.

Based upon its review of the audited financial statements and the discussions referred to in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements of the company for its fiscal year ended March 31, 2001 be included in the company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001 for filing with the Securities and Exchange Commission.

Jerold L. Zimmerman, Chairman
Seldon T. James, Jr.
Robert Oppenheimer

COMMON STOCK PERFORMANCE

As part of the executive compensation presented in this Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance for the company with stock performance of appropriate similar companies. The company's common stock is traded on the National Association of Securities Dealers' National Market System (NASDAQ/NMS) and one appropriate comparison is with the NASDAQ U.S. Composite Index performance. Because there is no similar single "peer company" in the NASDAQ system with which to compare stock performance, the second index which the company believes most closely approximated its performance is the NASDAQ Non-Financial Index.

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Notes:

Assumes $100 investment on April 1, 1996 in CPAC, Inc. Common Stock, and an identical amount in both the NASDAQ U.S. and NASDAQ U.S. and NASDAQ Non-Financial Indices. The lines represent monthly index levels derived from compounded daily returns that included all dividends. The indexes are weighted daily, using the market capitalization on the previous trading day.

Total Return assumes the reinvestment of all dividends. On November 3, 1998 the Board of Directors announced the reinstatement of a regular quarterly cash dividend of $.065 per share. On June 7, 2000 the regular quarterly cash dividend was increased to $.07 per share. There can be no assurance that the Company's stock performance will continue in the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance.

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By Order of the Board of Directors

/s/ Robert Oppenheimer____________
Robert Oppenheimer, Secretary

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Appendix A

CPAC, INC.

AUDIT COMMITTEE CHARTER

Effective June 1, 2000

  PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to

(1) monitoring the quality, reliability and integrity of the Company's external financial reporting process;

(2) the adequacy of the Company's internal controls particularly with respect to the Company's compliance with legal and regulatory requirements and corporate policy; and

(3) the independence and performance of the Company's independent accountants, who shall be ultimately accountable to the Audit Committee and the Board of Directors.

  RESPONSIBILITIES

The Audit Committee's responsibilities shall include:

    Subject to shareholder approval, nominating, employing and replacing, the independent accountants to audit the financial statements of the Company;
    Reviewing and appraising the audit efforts of the Company's independent accountants;
    Ensuring that the independent accountants submit, at least annually, to the Audit Committee a formal, written statement delineating all relationships between the independent accountants and the Company. The Audit Committee is responsible for actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants. As appropriate, the Audit Committee shall recommend that the Board of Directors take appropriate action in response to the independent accountants' report to satisfy itself of their independence;
    Reviewing with management and the independent accountants the audited financial statements to be included in the Company's Annual Report on Form 10-K. Such review shall include discussing with the independent accountants those matters required to be discussed under generally accepted auditing standards;

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    Reviewing with management and the independent accountants the Company's financial information to be included in its quarterly reports on Form 10-Q prior to filing such reports with the Securities and Exchange Commission. Such review shall include discussing with the independent accountants those matters required to be discussed under generally accepted auditing standards. The Chair of the Audit Committee, or the Chair's designee, may represent it for the purposes of the review with management and the independent accountants;
    Meeting with management periodically to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;
    Providing an open avenue of communication among and individually with the independent accountants, financial and senior management, and the Board of Directors, and taking appropriate actions resulting from this interaction;
    Reviewing and assessing the adequacy of this Charter on an annual basis and recommending changes, if any, to the Board of Directors.

  COMPOSITION

Effective no later than June 1, 2001, the Audit Committee shall be composed of at least three members, comprised solely of independent directors, each of whom is able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, at least one member of the Audit Committee shall have had past employment experience in finance or accounting, or requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Notwithstanding the above, one director who is not independent as defined herein and is not a current employee or an immediate family member of such employee, may be appointed to the Audit Committee if the Board of Directors, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is in the best interests of the Company and its shareholders, and provided that the Board discloses in the next Annual Proxy Statement subsequent to such determination the nature of the relationship and the reasons for that determination.

For purposes of Audit Committee composition, the term "independent director" means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

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    a director who is employed by the Company or any of its affiliates for the current fiscal year or for any of the past three fiscal years of the Company;
    a director who accepts any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year other than compensation for Board service, benefits under a tax qualified retirement plan, or non-discretionary compensation;
    a director who is a member of the immediate family of an individual who is, or has been in any of the past three fiscal years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law and anyone who resides in such person's home;
    a director who is a partner in, or a controlling shareholder, or an executive officer of any for-profit business organization to which the Company made or from which the Company received payments (other than those arising solely from investments in the Company's securities) that exceed five percent of the Company's or such business organization's consolidated gross revenue or $200,000, whichever is more, in any of the past three fiscal years;
    a director who is employed as an executive of any other entity where any of the Company's executives serve on that entity's Compensation Committee.

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board. The members of the Audit Committee shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise it. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent accountants to attend a meeting of or to meet with any members of, or consultants to, the Audit Committee.

IV. MEETINGS

The Committee shall meet at least four times annually. As part of its job to foster open communication, the Committee shall meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

V. LIMITATION OF DUTIES

While the Audit Committee has the responsibilities and powers set forth in the Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent

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accountants. It is not the duty of the Audit Committee to investigate or resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws, regulations and the Company's Employee Practices Handbook.

CPAC, INC., 2364 Leicester Road, P.O. Box 175, Leicester, NY 14481

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 9, 2001

The undersigned shareholder of CPAC, Inc. hereby appoints and constitutes Thomas N. Hendrickson and Robert Oppenheimer, and either of them, the proxy or proxies of the undersigned with full power of substitution and revocation, for and in the name of the undersigned to attend the special meeting of shareholders of the company to be held at Genesee River Hotel - Restaurant and Reception Center, 134 North Main Street (Route 36), Mount Morris, New York 14510 on Thursday, August 9, 2001, at 11:00 A.M., EDT, and any and all adjournments of said meeting, and to vote all shares of stock of CPAC, Inc., registered in the name of the undersigned and entitled to vote at said meeting upon the matters set forth below.

Management Recommends a VOTE FOR Items 1 and 2.
1.	ELECTION OF DIRECTORS: Election of the directors listed below to serve until the annual meeting of shareholders in the year 2002 and until their successors are duly elected and qualified.

FOR ALL NOMINEES LISTED BELOW: (EXCEPT AS MARKED TO THE CONTRARY BELOW):
WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW:
INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through his name on the list below:
	Thomas N. Hendrickson	Robert Oppenheimer	Seldon T. James, Jr.
	Thomas J. Weldgen	Jerold L. Zimmerman

2.	APPOINTMENT OF AUDITORS: Ratification of the appointment of PricewaterhouseCoopers LLP by the Board of Directors as independent auditors for the fiscal year ending March 31, 2002.

	FOR	AGAINST	ABSTAIN

This Proxy will be voted as specified. If no specification is made, this Proxy will be voted IN FAVOR OF PROPOSALS 1 AND 2.

CPAC, Inc.
Annual Meeting Proxy - August 9, 2001

Dated: _________________, 2001

__________________________________
number of shares voted
__________________________________
Signature
__________________________________
Signature

Joint owners should each sign. Executors,
trustees, guardians, corporate officers, and
other representatives should give title

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

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